UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 25, 1998





                            ITC LEARNING CORPORATION
             (Exact name of registrant as specified in its charter)




          MARYLAND                          0-13741                     52-1078263
(State or other jurisdiction       (Commission File Number)          (I.R.S. Employer
      of incorporation)                                           Identification Number)


                          13515 DULLES TECHNOLOGY DRIVE
                          HERNDON, VIRGINIA 20171-3413
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (703) 713-3335


                                      NONE
             (Former name and address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements and pro forma financial information concerning the Company are being provided in accordance with the instructions to this item not later than 60 days from the date of the Company's Form 8-K previously filed on October 13, 1998.

a) Financial Statements of Business Acquired

   Consolidated Financial Statements of Mentor Networks Inc. for the Years Ended December 31, 1997 and 1996 (Audited) and the Six Months Ended June 30, 1998 and 1997 (Unaudited)

b) Pro Forma Financial Information

   ITC Learning Corporation Pro Forma Consolidated Statements of Operations (Unaudited) for the Twelve Months Ended December 31, 1997 and the Nine Months Ended September 30, 1998

   Notes to Pro Forma Consolidated Statements of Operations (Unaudited)

c) Exhibits

   2.1 Assignment of Rights Under Offer from ITC Learning Corporation to ITC Canada Limited dated September 1, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the Securities and Exchange Commission ("SEC") (Commission File No. 0-13741).*

   2.2 Receiver's Bill of Sale from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.3 Assignment of Lease from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.4 Assignments of Courseware from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.5 Assignments of Intellectual Property Rights from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

   2.6 Assignment of Trademarks from Grant Thornton Limited to ITC Canada Limited dated September 23, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.7 Principal Agreement between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

   2.8 Promissory Note in the Amount of Cdn. $2,000,000 Executed by ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.9 Demand Debenture between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.10 Debenture Pledge Agreement in the Amount of Cdn. $3,600,000 between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.11 General Security Agreement between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

  2.12 Guarantee of Obligation by ITC Learning Corporation dated September 22, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.13 Agreement between ITC Learning Corporation and Nova Scotia Business Development Corporation dated September 22, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.14 Royalty Agreement among ITC Canada Limited, ITC Learning Corporation and Grant Thornton Limited dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

  2.15 Inter-Lender Agreement among ITC Canada Limited, Nova Scotia Business Development Corporation and Wachovia Bank, N.A. dated September 23, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  23.1     Independent Auditors' Consent


*  These  exhibits are  incorporated  herein by  reference to the  corresponding exhibit in the Company's Form 8-K (Commission File No. 0-13741) filed with the Securities and Exchange Commission on October 13, 1998.

                                 CONSOLIDATED FINANCIAL STATEMENTS




                                 MENTOR NETWORKS INC.



                                 FOR THE YEARS ENDED

                                 DECEMBER 31, 1997 AND 1996 (AUDITED)

                                 AND THE SIX MONTHS ENDED

                                 JUNE 30, 1998 AND 1997 (UNAUDITED)

                           AUDITORS' REPORT [NOTE 16]



To the Directors of
MENTOR NETWORKS INC.

We have audited the consolidated balance sheets of MENTOR NETWORKS INC. ("the Company") as at December 31, 1997 and 1996 and the consolidated statements of loss and deficit and changes in financial position for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for each of the years then ended in accordance with generally accepted accounting principles in Canada.




Halifax, Canada                                       Ernst & Young, LLP
March 18, 1998                                        Chartered Accountants
(except notes 15, 16 and 17 which are
as of November 23, 1998)




                            COMMENTS BY AUDITORS FOR US READERS
                              ON CANADA-US REPORTING CONFLICTS

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as that referred to in the attached balance sheets as at December 31, 1997 and 1996 and as described in
Note 2 of the financial statements. The above opinion is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.




Halifax, Canada                                       Ernst & Young, LLP
March 18, 1998                                        Chartered Accountants
(except notes 15, 16 and 17 which are
as of November 23, 1998)

                                                         MENTOR NETWORKS INC.

                                                      CONSOLIDATED BALANCE SHEETS
                                                 (See Basis of Presentation - Note 2)


                                                                           As At                     As At
                                                                         June 30,                December 31,
                                                                           1998              1997           1996
(ALL AMOUNTS IN CANADIAN DOLLARS)                                            $                 $              $
------------------------------------------------------------------------------------------------------------------------------------
                                                                       (Unaudited)
ASSETS [NOTE 10]
CURRENT
Cash and cash equivalents [NOTE 5]                                         195,221          128,627       3,430,851
Accounts receivable                                                         99,623          234,500         113,141
Inventory                                                                   41,706           32,944              --
Prepaid expenses and deposits                                               34,310           70,088          19,343
------------------------------------------------------------------------------------------------------------------------------------
                                                                           370,860          466,159       3,563,335
------------------------------------------------------------------------------------------------------------------------------------

Fixed assets [NOTE 4]                                                      687,973          771,615         235,594
Production costs, net of accumulated
  amortization of (June 30, 1998 - $2,504,693;
  1997 - $1,459,166; 1996 - $477,434)                                    1,589,243        1,707,512         842,960
Deferred financing costs                                                        --               --          90,894
Intellectual property, net of accumulated
  amortization of (June 30, 1998 - $93,329;
  1997 - $13,333; 1996 - nil) [NOTE 12]                                  1,506,671        1,586,667       1,600,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                         4,154,747        4,531,953       6,332,783
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY
CURRENT
Accounts payable, accrued liabilities
   and deferred revenue                                                  2,233,378        1,390,573         773,521
Current portion of long-term debt [NOTE 10]                              3,679,998          710,000              --
Due to directors, officers and shareholders [NOTE 6]                            --               --         118,388
------------------------------------------------------------------------------------------------------------------------------------
                                                                         5,913,376        2,100,573         891,909
------------------------------------------------------------------------------------------------------------------------------------

Long-term debt [NOTE 10]                                                   849,357        3,363,236              --
------------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' (DEFICIENCY) EQUITY
Share capital [NOTE 7]                                                  15,185,394       13,255,394       8,437,878
Special warrants [NOTE 8]                                                       --               --       4,859,538
Deficit                                                                (17,793,380)     (14,187,250)     (7,856,542)
------------------------------------------------------------------------------------------------------------------------------------
Total shareholders' (deficiency) equity                                 (2,607,986)        (931,856)      5,440,874
------------------------------------------------------------------------------------------------------------------------------------

                                                                         4,154,747        4,531,953       6,332,783
------------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

Commitments & Contingencies [NOTES 11, 15 AND 17]

                                                         MENTOR NETWORKS INC.

                                              CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT


                                                              For the Six Months                 For the Year
                                                                Ended June 30,                Ended December 31,
                                                            1998           1997              1997           1996
(All Amounts in Canadian Dollars)                             $              $                 $              $
------------------------------------------------------------------------------------------------------------------------------------
                                                                  (UNAUDITED)
SALES
Products                                                   676,614         270,299          433,690           5,971
Services                                                   134,050              --          196,873         195,573
------------------------------------------------------------------------------------------------------------------------------------
                                                           810,664         270,299          630,563         201,544

COST OF SALES
Products                                                   161,804         147,146           19,606             785
Services                                                   107,450              --          177,727         169,219
------------------------------------------------------------------------------------------------------------------------------------
                                                           269,254         147,146          197,333         170,004
------------------------------------------------------------------------------------------------------------------------------------

Gross profit                                               541,410         123,153          433,230          31,540
Other income [NOTE 9]                                        8,132          23,274           14,880          47,080
------------------------------------------------------------------------------------------------------------------------------------
                                                           549,542         146,427          448,110          78,620
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
General and administration                                 758,893       1,099,778        2,236,519       1,262,101
Sales and marketing                                      1,931,687       1,165,635        2,343,809         341,318
Depreciation and amortization                            1,230,484         536,955        1,623,615         530,826
Professional fees                                           78,911         129,905          245,564         194,240
Interest and bank charges                                  155,697          24,017          329,311              --
------------------------------------------------------------------------------------------------------------------------------------
                                                         4,155,672       2,956,290        6,778,818       2,328,485
------------------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                 (3,606,130)     (2,809,863)      (6,330,708)     (2,249,865)
Deficit, beginning of period                           (14,187,250)     (7,856,542)      (7,856,542)     (5,606,677)
------------------------------------------------------------------------------------------------------------------------------------

DEFICIT, END OF PERIOD                                 (17,793,380)    (10,666,405)     (14,187,250)     (7,856,542)
------------------------------------------------------------------------------------------------------------------------------------

LOSS PER SHARE                                               (0.20)         (0.18)            (0.41)         (0.31)
------------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES


                                                         MENTOR NETWORKS INC.

                                                  CONSOLIDATED STATEMENTS OF CHANGES
                                                         IN FINANCIAL POSITION


                                                             For the Six Months                  For the Year
                                                               Ended June 30,                  Ended December 31,
                                                           1998           1997              1997           1996
(All Amounts in Canadian Dollars)                            $              $                 $              $
------------------------------------------------------------------------------------------------------------------------------------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net loss for the period                                 (3,606,130)     (2,809,863)      (6,330,708)     (2,249,865)
Add items not resulting in a current outflow
  of cash
    Depreciation and amortization                        1,230,484         536,955        1,623,615         530,826
    Loss on disposal of fixed assets                            --              --           13,218              --
------------------------------------------------------------------------------------------------------------------------------------
                                                        (2,375,646)     (2,272,908)      (4,693,875)     (1,719,039)
Changes in non-cash working capital
 balances related to operations:
    Accounts receivable and prepaid expenses               170,655        (160,953)        (172,104)        (63,654)
    Inventory                                               (8,762)             --          (32,944)             --
    Accounts payable, accrued liabilities
      and deferred revenue                                 842,805         (16,838)         617,052        (137,756)
    Due to directors, officers and shareholders                 --        (118,312)        (118,388)       (525,712)
------------------------------------------------------------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES                       (1,370,948)     (2,569,011)      (4,400,259)     (2,446,161)
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of intellectual property [NOTE 12]                     --              --               --      (1,600,000)
Purchase of fixed assets                                   (21,319)       (655,488)        (700,355)       (128,140)
Production costs                                          (927,258)     (1,304,116)      (2,323,718)       (726,771)
------------------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                         (948,577)     (1,959,604)      (3,024,073)     (2,454,911)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Repayment of loan payable                                       --              --               --        (100,000)
Long-term debt, net                                        456,119       1,500,000        4,073,236              --
Deferred financing costs                                        --         (62,357)          48,872         (90,894)
Issuance of special warrants,
  net of issue costs of 1996 - $640,462                         --              --               --       4,859,538
Net proceeds from issuance of
  share capital [NOTE 7]                                 1,930,000              --               --       3,661,895
------------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                    2,386,119       1,437,643        4,122,108       8,330,539
------------------------------------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS DURING THE PERIOD                             66,594      (3,090,972)      (3,302,224)      3,429,467
Cash and cash equivalents, beginning of period             128,627       3,430,851        3,430,851           1,384
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                   195,221         339,879          128,627       3,430,851
------------------------------------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

                                    MENTOR NETWORKS INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (ALL AMOUNTS IN CANADIAN DOLLARS)

For the Years Ended December 31, 1997 and 1996
And the Six Months Ended June 30, 1998 and 1997 (Unaudited)


1.   NATURE OF BUSINESS

     Mentor Networks Inc. (the "Company") develops computer-based, interactive multimedia instructional courseware which it markets to end users by direct sales and through value added resellers. The Company also provides instructor-led training services to corporate clients.

2.   BASIS OF PRESENTATION

     These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in Canada on the "going concern" basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. All amounts are shown in Canadian dollars.

     As at December 31, 1997, the Company has a working capital deficiency of $1,634,414 and an aggregate shareholder deficiency of $931,856, resulting from significant operating losses in the current and previous years.

     The ability of the Company to continue as a going concern is contingent upon significant short-term revenue growth and, or obtaining additional financing. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.

     On July 20, 1998, the Company was placed into  Receivership as described in note 15.

     For the interim periods of June 30, 1998 and 1997, management has made all necessary adjustments consisting of only normal recurring adjustments, necessary for fair presentation of the results for the interim periods. The interim operating results are not necessarily indicative of the operating results for the full fiscal year.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a summary of significant accounting policies followed in the preparation of these consolidated financial statements:

     BASIS OF CONSOLIDATION
     The accompanying financial statements consolidate the accounts of the Company and its wholly-owned subsidiaries, High Performance Group (Canada) Inc. ("HPG") and Mentor Networks (US) Inc.

     REVENUE RECOGNITION
     Revenue from software sales is recognized upon shipment, unless the contract requires extensive testing or on-site installation in which case the sale is recognized when the software is ready for use and accepted by the customer.

     Revenue from services is recognized when services are performed.

                                    MENTOR NETWORKS INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (ALL AMOUNTS IN CANADIAN DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     FIXED ASSETS
     Fixed assets are recorded at cost and depreciated as follows:


                  Computer equipment                           30% declining balance
                  Furniture, fixtures and equipment            20% declining balance
                  Computer software                            50% straight-line
                  Leasehold improvements                       Straight-line over lease term

     PRODUCTION COSTS
     Production costs, to the extent that these costs meet the generally accepted accounting criteria for capitalization are deferred. Such costs are amortized on commencement of commercial production over a period of one year, on a straight-line basis.

     However, it is reasonably possible that future commercial production and the generation of revenues may not be realized due to many factors including competition and the availability of sources of capital and financing to meet marketing demands. Therefore, the amount of production costs deferred may change materially in the near term.

     DEFERRED FINANCING COSTS
     Deferred financing costs represent loan financing costs and certain share issue costs. Deferred loan financing costs are written-off in the year loan proceeds are received. Deferred share issue costs are charged against share capital at the time of the share transaction.

     INVENTORY
     Inventory is primarily comprised of finished goods, which is valued at the lower of cost and replacement cost, with cost determined on an average cost basis.

     FOREIGN CURRENCY
     Foreign currency denominated assets and liabilities are translated into Canadian dollars at exchange rates prevailing at the balance sheet date for monetary items and at exchange rates prevailing at the transaction date for non-monetary items. Gains or losses on translation are included in income.

     INTELLECTUAL PROPERTY
     Intellectual property is recorded at cost and amortized on a straight line basis over ten years, commencing in December, 1997. However, it is reasonably possible that future commercial production and the generation of revenues may not be realized due to many factors including competition and the availability of sources of capital and financing to meet marketing demands. Therefore, the value of intellectual property may change materially in the near term.

     FINANCIAL INSTRUMENTS
     The Company's primary financial instruments consist of cash and equivalents, accounts receivable, current liabilities and long-term debt. The differences between the carrying values and the fair market values of the primary financial instruments are not material due to the short-term maturities and, or credit terms of those instruments.

                                    MENTOR NETWORKS INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (ALL AMOUNTS IN CANADIAN DOLLARS)

     INCOME TAXES
     The Company follows the deferral method of income tax allocation whereby the provision for income taxes may differ from the amount of taxes currently payable as a result of including amounts in income for tax purposes during different periods than they are included in income for accounting purposes.


4.   FIXED ASSETS

     Fixed assets consist of the following:

                                                  June 30,                                     December 31,
                                                 (Unaudited)
                                                    1998                           1997                           1996
                                       -----------------------------   ----------------------------    ---------------------------
                                                                Net                          Net                             Net
                                                   Accum.      Book               Accum.    Book                 Accum.     Book
                                          Cost     Deprec.     Value     Cost     Deprec.   Value       Cost     Deprec.    Value
                                            $         $          $         $         $        $           $         $         $

    Computer equipment                   591,460   258,645   332,815    571,098   202,297   368,801    292,145   113,037   179,108
    Furniture, fixtures and
       equipment                         353,154    79,556   273,598    358,480    50,255   308,225     78,159    33,151    45,008
    Computer software                     82,346    51,740    30,606     76,062    39,002    37,060     35,043    23,565    11,478
    Leasehold improvements                73,241    22,287    50,954     73,242    15,713    57,529         --        --        --
------------------------------------------------------------------------------------------------------------------------------------
                                       1,100,201   412,228   687,973  1,078,882   307,267   771,615    405,347   169,753   235,594
------------------------------------------------------------------------------------------------------------------------------------

5.   CASH AND CASH EQUIVALENTS

     Cash and cash equivalents is comprised of cash and other highly liquid short-term investments, including bankers acceptances and treasury bills.

6.   DUE TO DIRECTORS, OFFICERS AND SHAREHOLDERS

     The amounts due to directors, officers and shareholders are non interest bearing and have no specific terms of repayment.

7.   SHARE CAPITAL

     [a] AUTHORIZED

     The Company's authorized share capital consists of an unlimited number of common shares.


                                    MENTOR NETWORKS INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (ALL AMOUNTS IN CANADIAN DOLLARS)

7.   SHARE CAPITAL (CONT'D)

     [b] ISSUED AND OUTSTANDING

     Summarized below are the Company's issued and outstanding common shares:

                                                                                          Stated
                                                                        Shares             Value
                                                                           #                 $
------------------------------------------------------------------------------------------------------------------------------------

       OUTSTANDING AS AT DECEMBER 31, 1995                           5,630,192          4,775,983
       Issued for cash                                                 978,212            978,212
       Issued for cancellation of share options [i]                    140,000                 --
       Issued for the acquisition of shares
         of High Performance Group (Canada) Inc. [ii]                2,000,000          2,000,000
       Issued for cash [iii]                                           700,000            700,000
       Less share issue costs                                               --            (16,317)
------------------------------------------------------------------------------------------------------------------------------------

       OUTSTANDING AT DECEMBER 31, 1996                              9,448,404          8,437,878
       Conversion of special warrants into
         common shares [iv]                                          5,500,000          4,859,538
       Issued on conversion of penalty warrants [v]                    550,000                 --
       Less share issue costs                                               --            (42,022)
------------------------------------------------------------------------------------------------------------------------------------

       OUTSTANDING AT DECEMBER 31, 1997                             15,498,404         13,255,394
       Issued for cash (unaudited) [vi]                              1,930,000          1,930,000
------------------------------------------------------------------------------------------------------------------------------------

       OUTSTANDING AT JUNE 30, 1998 (UNAUDITED)                     17,428,404         15,185,394
------------------------------------------------------------------------------------------------------------------------------------

       [i] During 1996, the Company issued 140,000 common shares to a key contractor in exchange for cancellation of 240,000 share options.

       [ii] During 1996, the Company issued 2,000,000 common shares in exchange for all of the issued and outstanding shares in the capital stock of HPG, as described in note 12.

       [iii] On October 28, 1996, and contemporaneously with the closing of the offering of special warrants as described in note (8), the Company received cash of $700,000 for the subscription of 700,000 common shares of the Company. These shares were issued on October 28, 1996. Of the 700,000 common shares, 466,900 were issued to a current director and the principal shareholder, 158,100 were issued to a company controlled by a current director and the principal shareholder, and 75,000 were issued to officers of the Company.

       [iv] OnFebruary 25, 1997 receipts for a final prospectus qualifying the common shares issuable upon the exercise of special warrants were issued by the Securities Commissions of Ontario and Nova Scotia. Aggregate consideration for the conversion, received in October 1996, was $5,500,000 before deducting the agent's fee of $440,000 and other expenses of $200,462.

       [v] On October 28, 1997, under the terms of the October 28, 1996 issue of special warrants as described in note (8), 5,500,000 penalty warrants were automatically exercised for no additional consideration into 0.1 common shares for each penalty warrant held.

       [vi] On January 20, 1998, the Company issued 1,930,000 common shares for cash consideration of $1,930,000.

                              MENTOR NETWORKS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (ALL AMOUNTS IN CANADIAN DOLLARS)

     [c] SHARE OPTIONS

     Certain directors, employees, and service providers of the Company have been granted 1,475,750 stock options to acquire common shares of the Company at $1.00 per share exercisable at various time until November, 2003.

8.   SPECIAL WARRANTS

     On October 28, 1996, the Company issued 5,500,000 special warrants on a private placement basis at a price of $1.00 per special warrant. Aggregate consideration for the offering was $5,500,000 before deducting the agent's fee of $440,000 and other expenses of $200,462.

     Each special warrant was exercisable, without further consideration, into one common share of the Company and one Penalty Warrant, described below, at any time up until the earlier of: [i] the fifth business day after the date on which a receipt for a final prospectus qualifying the common shares issuable upon exercise of the special warrants for distribution is issued by the last of the Securities Commissions or similar regulatory authorities in each of the provinces in which purchasers of the special warrants are resident; and [ii] February 25, 1997 which represents 120 days after the closing of the offering. Any special warrants not exercised on or prior to this time were exercised by the agent on behalf of the holders thereof.

     Receipts for a final prospectus qualifying the common shares issuable upon the exercise of the special warrants were issued by the Securities Commissions of Ontario and Nova Scotia on February 25, 1997.

     Because the shares were not publicly  listed on or before October 28, 1997,
     a  Penalty   Warrant  was   automatically   exercised   for  no  additional
     consideration into 0.1 common share for each Penalty Warrant held.

     As additional remuneration, the agent was granted options for 550,000 special warrants with an exercise price of $1.00 per special warrant and a term of two years from October 28, 1996, the date of closing of the offering.

9.   OTHER INCOME

                                                          June 30,       June 30,                 December 31,
                                                            1998           1997              1997            1996
                                                              $              $                 $               $

------------------------------------------------------------------------------------------------------------------------------------
                                                                 (Unaudited)
       Interest income                                     8,132          23,274           25,390            15,852
       Gain on foreign currency exchange                      --              --            2,708                --
       Government research and development credits            --              --               --            31,228
       Loss on disposal of fixed assets                       --              --          (13,218)               --
------------------------------------------------------------------------------------------------------------------------------------

                                                           8,132          23,274           14,880            47,080
------------------------------------------------------------------------------------------------------------------------------------

                              MENTOR NETWORKS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (ALL AMOUNTS IN CANADIAN DOLLARS)

10.  LONG-TERM DEBT [NOTE 15]

                                                                                  June 30,                  December 31,
                                                                                    1998              1997              1996
                                                                                     $                 $                 $
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (Unaudited)

       MENTOR
       Nova  Scotia  Business  Development  Corporation  (NSBDC)  loan,  bearing interest at 8.5%  compounded  semi-annually,  interest  payable  monthly, monthly  principal  payments  of  $50,000,  commencing  February 1, 1998, maturing  March 1, 2002.  The  Company was in default on payments of this loan as of June 30, 1998 and therefore the entire amount has been
       classified as current.                                                      2,200,000         2,500,000               --

       NSBDC non  interest  bearing  repayable  contribution  toward  relocation costs,  repayable in 2002, may be forgiven if certain conditions are met,
       no portion of this contribution is classified as current.                      73,236           73,236                --

       NSBDC loan, bearing interest at 9.00% compounded semi-annually,  interest payable monthly,  monthly principal  payment of $10,000,  commencing June
       30, 1998, maturing July 31, 2002.                                             490,000               --                --

       ATLANTIC CANADA  OPPORTUNITIES  AGENCY (ACOA) loan,  repayable by monthly principal payments of $8,333.33 commencing January 1, 1999, interest on
       overdue payments calculated at 3% higher than the Bank's rate at the time     326,119               --                --

       HPG
       NSBDC loan, bearing interest at 9.5% compounded  semi-annually,  interest payable monthly,  monthly principal payments of $20,000 commencing May 1,
       1998,  maturing August 1, 2002. The Company was in default on payments of this loan as of June 30, 1998 and therefore the entire amount has been
       classified as current.                                                      940,000           1,000,000               --

       NSBDC  non  interest  bearing  repayable   contribution   toward  product
       development  costs,  repayable  in  2001,  may  be  forgiven  if  certain conditions are met, no portion of this contribution is
       classified as current.                                                      500,000             500,000               --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 4,529,355           4,073,236               --
       Less current portion                                                     (3,679,998)           (710,000)              --
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   849,357           3,363,236               --
------------------------------------------------------------------------------------------------------------------------------------

                                    MENTOR NETWORKS INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (ALL AMOUNTS IN CANADIAN DOLLARS)

10.  LONG-TERM DEBT [NOTE 15] (CONT'D)

     As collateralization of these loans, the Company has provided a first fixed charge on leaseholds, and a floating charge on remaining assets including but not limited to intellectual property, courseware, accounts receivable and inventory [NOTE 5].

11.  COMMITMENTS [NOTES 2 AND 15]

     The Company has entered into several operating leases for its premises requiring future annual rental payments over the next five years as follows:

                                                                $
--------------------------------------------------------------------------------

            1998                                            37,870
            1999                                            86,390
            2000                                            97,041
            2001                                           107,692
            2002 and thereafter                             65,089
--------------------------------------------------------------------------------

     The rental payments are exclusive of taxes and operating costs.

     In addition, the Company has entered into a contract for the production of multimedia applications which will require payments by the Company of approximately $140,000 in 1998.

12.  ACQUISITION

     Effective September 20, 1996, the Company acquired all of the shares of HPG in exchange for 2,000,000 common shares of the Company. Prior to the acquisition, HPG was controlled by a group which consisted of directors, officers and shareholders of the Company. HPG develops and markets training products. Upon acquisition, HPG's assets consisted of $400,000 in cash and intellectual property which was estimated to have a fair market value of $1,600,000. The transaction was recorded using the purchase method of accounting.

                              MENTOR NETWORKS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (ALL AMOUNTS IN CANADIAN DOLLARS)

13.  SEGMENTED INFORMATION

     The Company is primarily engaged in the computer software industry in North America. Operations and identifiable assets by geographic region are as follows:


                                               June 30,                 June 30,                  December 31,
                                              (Unaudited)              (Unaudited)
                                                 1998                     1997               1997            1996
                                                   $                        $                  $               $
------------------------------------------------------------------------------------------------------------------------------------

       Segmented sales
           United States                        689,064                  229,754          464,036           200,149
           Canada                               121,600                   40,545          166,527             1,395
------------------------------------------------------------------------------------------------------------------------------------

       Consolidated sales                       810,664                  270,299          630,563           201,544
------------------------------------------------------------------------------------------------------------------------------------

       Segmented contribution to loss
          Canada                             (3,427,582)              (2,325,549)      (5,431,515)       (2,192,032)
          United States                        (178,548)                (484,314)        (899,193)          (57,833)
------------------------------------------------------------------------------------------------------------------------------------

       Net loss for the year                 (3,606,130)              (2,809,863)      (6,330,708)       (2,249,865)
------------------------------------------------------------------------------------------------------------------------------------

       Identifiable assets
          Canada                              4,114,009                4,844,516        4,493,280         6,265,560
          United States                          40,738                   43,179           38,673            67,223
------------------------------------------------------------------------------------------------------------------------------------

       Total assets                           4,154,747                4,887,695        4,531,953         6,332,783
------------------------------------------------------------------------------------------------------------------------------------


14.  INCOME TAXES

     The Company has a balance of income tax losses available for future use of $9,886,000 as at December 31, 1997, the benefit of which is not recorded in these financial statements.

     These losses will expire if not claimed for tax purposes as follows:

                     2003               $5,175,000
                     2004                4,711,000
                                        ----------

                                        $9,886,000
                                        ==========

                                    MENTOR NETWORKS INC.

                         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (ALL AMOUNTS IN CANADIAN DOLLARS)

15.  SUBSEQUENT EVENTS

     On January 20, 1998, the Company received cash of USD$1,000,000 for the issue of 1,430,000 common shares of the Company. Contemporaneously with the transaction the Company received cash of CDN$1,000,000 for the issue of 500,000 common shares of the Company plus $500,000 in debt financing from the NSBDC. The NSBDC loan bears interest at 9% compounded semi-annually, interest payable monthly, monthly principal payments of $10,000 commencing March 1, 1998, maturing August 1, 2002.

     On July 20, 1998, the Company was placed into Receivership by its secured lender, NSBDC, for defaulting on the terms of the Company's loans.

     On September 25, 1998, ITC Learning Corporation ("ITC"), a US-based training and education company, purchased the assets, excluding certain working capital amounts, from the Receiver for $3,000,000 consisting of a $1,000,000 cash payment plus a $2,000,000 promissory note payable to the NSBDC repayable over five years and bearing interest at 8% per annum. Additionally, ITC agreed to pay the NSBDC up to $1,600,000 in certain future royalty payments based on the ongoing performance of the assets acquired.


16. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

     In certain respects, Canadian generally accepted accounting principles ("Canadian GAAP") differ from United States generally accepted accounting principles ("US GAAP").

     (a)   CONSOLIDATED BALANCE SHEETS
           The issuance of 140,000 common shares of the Company during the year ended December 31, 1996 with a fair value of approximately $140,000 as consideration for services rendered by a key contractor as described in note 7 would have been recorded under US GAAP at the fair value of the common shares issued. The effect of this transaction would be to increase share capital and the deficit for US GAAP purposes by $140,000 as at June 30, 1998, December 31, 1997 and December 31, 1996.

     (b)   CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

           Under US GAAP, the purchase of intellectual property by the Company for consideration of 1.6 million common shares of the Company, as described in Note 12, would not be reflected in the consolidated statements of changes in financial position. The effect of this adjustment would be to reduce cash provided by financing activities and cash used in investing activities for US GAAP purposes by $1.6 million for the year ended December 31, 1996.

17.  CONTINGENCIES [NOTE 15]

     As a result of the Company being insolvent and being placed into Receivership on July 20, 1998, numerous legal claims have been, and may be, filed against the Company. The outcome of these claims and their effect on the financial position of the Company, if any, is not determinable at this time. Accordingly, no amount has been accrued in these financial statements with respect to the outcome of these claims which may materially affect the financial position of the Company.

                            ITC LEARNING CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


The unaudited proforma balance sheet at September 30, 1998 is not presented as the acquisition reported was purchased prior to September 30, 1998, and is reflected in ITC Learning Corporation's unaudited balance sheet at September 30, 1998 included in ITC's Quarterly Report on Form 10-QSB for the quarter then ended. The acquisition of assets of Mentor has been accounted for using the purchase method of accounting.

The following unaudited consolidated proforma statements of operations for the twelve months ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the purchase of certain assets of Mentor Networks Inc. ("Mentor") on September 25, 1998 for US$1,981,000, including US$661,000 in cash and a promissory note of US$1,320,000, as if the transaction had occurred on January 1, 1997.

The unaudited proforma statements of operations are not necessarily indicative of the results that would have occurred had the acquisition been completed on the date indicated nor are purported to be indicative of future results.


                                                       ITC LEARNING CORPORATION

                                            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                              (UNAUDITED)

                                    As Adjusted Retroactively for the Acquisition of Certain Assets
                                                  of Mentor Networks Inc. ("Mentor")
                                                For the Period Ending December 31, 1997


                                                 ITC               Mentor              Pro Forma               Consolidated
                                             (Historical)      (Historical)(1)        Adjustments                Pro Forma
                                                                                        Dr. (Cr.)
Revenues, net
     Courseware and services                 $ 18,720,292         $    435,029         $       --              $ 19,155,321
     Hardware                                   6,861,861                 --                   --                 6,861,861
                                             ------------         ------------         ------------            ------------
         Total revenues, net                   25,582,153              435,029                 --                26,017,182
                                             ------------         ------------         ------------            ------------

Costs and expenses:
     Courseware costs of sales                  9,654,736              138,449                 --                 9,793,185
     Hardware costs of sales                    6,547,324                 --                   --                 6,547,324
     Selling, general and
       administrative expenses                 12,038,439            4,524,974              (99,461)(2)          16,463,952
     Equity in earnings of affiliates            (288,129)                --                   --                  (288,129)
                                             ------------         ------------         ------------            ------------
         Total costs and expenses              27,952,370            4,663,423              (99,461)             32,516,332
                                             ------------         ------------         ------------            ------------


Gain on sale of subsidiary                        732,238                 --                   --                   732,238
                                             ------------         ------------         ------------            ------------

Loss before interest and
  income tax benefit                           (1,637,979)          (4,228,394)              99,461              (5,766,912)
Interest income, net                              204,651             (213,231)            (177,998)(3)            (186,578)

Loss before income tax benefit                 (1,433,328)          (4,441,625)             (78,537)             (5,953,490)

Income tax benefit                                   --                   --                   --                      --
                                             ------------         ------------         ------------            ------------

Net loss                                     $ (1,433,328)        $ (4,441,625)        $    (78,537)           $ (5,953,490)
                                             ============         ============         ============            ============

Net loss per common share,
  basic and diluted                          $      (0.37)                                                     $      (1.53)

Weighted average number
  of shares outstanding                         3,885,462                                                         3,885,462
                                              ============                                                     ============



                                   See accompanying notes


                                                       ITC LEARNING CORPORATION

                                            PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                              (UNAUDITED)

                                    As Adjusted Retroactively for the Acquisition of Certain Assets
                                                  of Mentor Networks Inc. ("Mentor")
                                               For the Period Ending September 30, 1998


                                         ITC               Mentor           Pro Forma          Consolidated
                                    (Historical)      (Historical)(1)     Adjustments           Pro Forma
                                                                            Dr. (Cr.)

Net Revenues                       $ 10,928,910       $    762,366       $       --            $ 11,691,276

Costs of sales                        6,566,057            179,592               --               6,745,649
                                   ------------       ------------       ------------          ------------

Gross margin                          4,362,853            582,774               --               4,945,627

Selling, general and
  administrative expenses             8,848,343          2,401,880           (132,600)(2)        11,117,623
Equity in earnings of affiliates       (176,902)            81,919                --                (89,917)
Interest income, net                   (171,836)           126,455            (40,333)(3)           (90,780)
                                   ------------       ------------       ------------          ------------

                                      8,499,605          2,610,254           (172,933)           10,936,926

Loss before income taxes             (4,136,752)        (2,027,480)           172,933            (5,991,299)

Income tax benefit                      222,516               --                 --                 222,516
                                   ------------       ------------       ------------          ------------

Net loss                           $ (3,914,236)      $ (2,027,480)      $    172,933            (5,768,783)
                                   ============       ============       ============          ============

Net loss per common share,
  basic and diluted                $      (1.00)                                               $      (1.48)

Weighted average number
  of shares outstanding               3,909,630                                                   3,909,630
                                   ============                                                 ============



                                   See accompanying notes

                                  ITC LEARNING CORPORATION

                  NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                        (UNAUDITED)

The following pro forma adjustments have been made:


(1) Represents the historical results of operations of Mentor as previously reported herein. Historical amounts for Mentor for the period ending September 30, 1998 include amounts for the period ending June 30, 1998 as reported herein, and have been adjusted to reflect the results of operations through the date of acquisition. The Canadian dollar amounts have been translated using an average exchange rate of $0.702 for the year ending December 31, 1997 and $0.667 for the period ending September 30, 1998.

(2) Reflects the new basis and amortization period of intangibles associated with the acquisition of certain assets of Mentor including deferred program development costs, workforce investment, leasehold premises, contractual commitments, customer base, intellectual property rights and other intangible assets totaling US$2,827,000. Amounts are amortized over three years. Depreciation expense associated with the acquisition of the assets of Mentor includes furniture and fixtures and computer equipment totaling US$166,750. Amounts are depreciated over three years.

(3) Interest income has been adjusted to reflect interest foregone as a result of US$661,000 cash payment for the assets of Mentor. Interest expense has been adjusted to reflect additional interest payments associated with acquisition indebtedness of US$1,320,000 related to the purchase of certain Mentor assets.

                                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ITC Learning Corporation
                                       (Registrant)



                                       By:/s/ Christopher E. Mack
                                          -------------------------
                                          Christopher E. Mack
                                          Vice President, Treasurer
                                             and Chief Financial Officer



Date:  12/4/98
     -----------

                                        INDEX OF EXHIBITS

The following Exhibits to this Report are incorporated herein by reference to the corresponding exhibits in the Company's Form 8-K (Commission File No. 0-13741) filed with the Securities and Exchange Commission on October 13, 1998.

   2.1 Assignment of Rights Under Offer from ITC Learning Corporation to ITC Canada Limited dated September 1, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the Securities and Exchange Commission ("SEC") (Commission File No. 0-13741).*

   2.2 Receiver's Bill of Sale from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.3 Assignment of Lease from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.4 Assignments of Courseware from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.5 Assignments of Intellectual Property Rights from Grant Thornton Limited to ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

   2.6 Assignment of Trademarks from Grant Thornton Limited to ITC Canada Limited dated September 23, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.7 Principal Agreement between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

   2.8 Promissory Note in the Amount of Cdn. $2,000,000 Executed by ITC Canada Limited dated September 16, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

   2.9 Demand Debenture between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.10 Debenture Pledge Agreement in the Amount of Cdn. $3,600,000 between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.11 General Security Agreement between ITC Canada Limited and Nova Scotia Business Development Corporation dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.12 Guarantee of Obligation by ITC Learning Corporation dated September 22, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.13 Agreement between ITC Learning Corporation and Nova Scotia Business Development Corporation dated September 22, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  2.14 Royalty Agreement among ITC Canada Limited, ITC Learning Corporation and Grant Thornton Limited dated September 18, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No.
           0-13741).*

  2.15 Inter-Lender Agreement among ITC Canada Limited, Nova Scotia Business Development Corporation and Wachovia Bank, N.A. dated September 23, 1998, incorporated by reference to the Company's Form 8-K filed October 13, 1998 with the SEC (Commission File No. 0-13741).*

  23.1     Independent Auditors' Consent.